UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM	8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 16, 2024

Zoetis Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35797	46-0696167
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.)

10 Sylvan Way	Parsippany	New Jersey	07054
(Address of principal executive offices)			(Zip Code)

(973) 822-7000

(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ZTS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

                                     Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Effective April 16, 2024, Heidi C. Chen will cease her role as Executive Vice President, General Counsel and Corporate Secretary, and Business Lead of Human Health Diagnostics of Zoetis Inc. (the “Company”). Ms. Chen will continue as an employee advisor of the Company through July 16, 2024, after which time it is anticipated she will serve as a non-employee consultant. Roxanne Lagano, Executive Vice President, Chief Human Resources Officer and Global Operations, will serve as interim General Counsel and Corporate Secretary while the Company conducts a search for Ms. Chen’s permanent replacement. The Company is currently working to identify external and internal candidates.
Ms. Chen is eligible for separation benefits pursuant to Section 3.1 of the Company’s Executive Severance Plan, as filed with the Securities and Exchange Commission (the “SEC”) and described in the Company’s Proxy Statement filed with the SEC on April 10, 2024 (the “Proxy Statement”). In addition, Ms. Chen is retirement-eligible and therefore qualifies for certain other benefits available to retirement-eligible employees, as described in the Proxy Statement.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZOETIS INC.

Dated: April 16, 2024	By:	/s/ Kristin C. Peck
Kristin C. Peck
Chief Executive Officer and Director